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                                                                    EXHIBIT 10.1


                               SIXTH AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT


      THIS SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Sixth Amendment") is made as of October 27, 1998 by and among BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, d/b/a Seafirst Bank, KEYBANK NATIONAL ASSOCIATION, a national banking association, U.S. BANK NATIONAL ASSOCIATION, a national banking association, and LASALLE NATIONAL BANK, a national banking association (each individually a "Lender" and collectively the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, d/b/a Seafirst Bank, as agent for Lenders (the "Agent"), and SHURGARD STORAGE CENTERS, INC., a Washington corporation ("Borrower").

                                    RECITALS

      A. Lenders, Agent and Borrower are parties to that certain Amended and Restated Loan Agreement dated as of September 9, 1996, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of November 14, 1996, that certain Second Amendment to Amended and Restated Loan Agreement dated as of March 12, 1997, that certain Third Amendment to Amended and Restated Loan Agreement dated as of July 28, 1997, that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of January 30, 1998, and that certain Fifth Amendment to Amended and Restated Loan Agreement dated as of May 1, 1998 (collectively, the "Loan Agreement").

      B. Borrower has requested, and Lenders and Agent have agreed, to amend the Loan Agreement upon certain terms and conditions contained in this Sixth Amendment.

      NOW, THEREFORE, Lenders, Agent and Borrower agree as follows:

                                    AGREEMENT

      1. Capitalized Terms. Capitalized terms not otherwise defined in this Sixth Amendment shall have the meanings set forth in the Loan Agreement.

      2.    Amendments to Definitions in Loan Agreement.

            a.    The definition of "Applicable LIBOR Spread" found in Section
1.1 of the Loan Agreement shall be amended to read as follows:

            "Applicable LIBOR Spread" means (a) for any LIBOR



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      Rate whose Reset Date occurs on a date when Borrower's Rating is less than
      BBB-/Baa3, 1.875%; (b) for any LIBOR Rate whose Reset Date occurs on a date when Borrower's Rating is BBB-/Baa3 or higher but less than BBB/Baa2, 1.075%; (c) for any LIBOR Rate whose Reset Date occurs on a date when Borrower's Rating is BBB/Baa2 or higher but less than BBB+/Baa1, .95%; (d) for any LIBOR Rate whose Reset Date occurs on a date when Borrower's
      Rating is BBB+/Baa1 or higher but less than A-/A3, .825%; and (e) for any LIBOR Rate whose Reset Date occurs on a date when Borrower's Rating is A-/A3 or higher, .70%.

            b. The definition of "Commitment" found in Section 1.1 of the Loan Agreement shall be amended to read as follows:

            "Commitment" means One Hundred Fifty Million Dollars ($150,000,000).

            c. The definition of "Gross Asset Value" found in Section 1.1 of the Loan Agreement shall be amended to read as follows:

            "Gross Asset Value" means, with respect to any fiscal quarter: (a) the Stabilized Asset Value as of the end of such fiscal quarter, plus (b) the Development Asset Value as of the end of such fiscal quarter (c) plus unrestricted cash and Cash Equivalents (excluding tenant deposits) as of the end of such fiscal quarter, plus (d) the outstanding principal balance of any loans owing from the Joint Venture to Borrower up to a maximum of Fifty Million Dollars ($50,000,000).

            d. The definition of "Supplemental Commitment Period" shall be stricken from Section 1.1 of the Loan Agreement.

            e.    The definition of "Unencumbered Property Value" found in
Section 1.1 of the Loan Agreement shall be amended to read as follows:

            "Unencumbered Property Value" means, with respect to any fiscal quarter, Unencumbered Stabilized Asset Value as of the end of such fiscal quarter plus Unencumbered Development Asset Value as of such date plus unrestricted cash and Cash Equivalents as of such date, plus the outstanding principal balance of any loans owing from the Joint Venture to Borrower up to a maximum of Fifty Million Dollars ($50,000,000).


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      3.    Extension of Revolving Commitment Term. Section 2.1(d) of the Loan
Agreement shall be amended to read as follows:

                  (d) EXTENSION OF REVOLVING COMMITMENT TERM(d) EXTENSION OF REVOLVING COMMITMENT TERM(d) EXTENSION OF REVOLVING COMMITMENT TERM(d) EXTENSION OF REVOLVING COMMITMENT TERM(d) EXTENSION OF REVOLVING COMMITMENT TERM. Subject to the terms and conditions of this Agreement, each Lender agrees that Borrower may extend the Commitment Period and the Revolving Loan Maturity Date to September 30, 2000. During such extension period, the Revolving Loans described in Section 2.1(a) and 2.1(b) shall continue to constitute a revolving credit and, subject to the limits set forth in this Agreement, Borrower may pay, prepay and reborrow.

      4.    Year 2000. The following is added as a new Section 7.23 to the Loan
Agreement:

            SECTION 7.23 YEAR 2000. On the basis of a comprehensive review and assessment of Borrower's systems and equipment and inquiry made of Borrower's material suppliers, vendors and customers, Borrower reasonably believes that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a material adverse change in the operations, business, properties, condition (financial or otherwise) or prospects of Borrower. Borrower has developed feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

      5. Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this Sixth Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

            (a) Delivery of Amendment. Borrower, Agent and each Lender shall have executed and delivered counterparts of this Sixth Amendment to Agent.

            (b) Consent of Guarantor. Shurgard Texas Limited Partnership, a Washington limited partnership, shall have executed the Guarantor's Consent attached hereto.


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            (c)   Other Documents. Agent and Lenders shall have received such other documents, instruments, and undertakings as Agent and such Lender may reasonably request.

            (d) Agency Letter. Borrower shall have delivered to Agent that certain agency letter to be executed in connection with this Sixth Amendment.

      6. Representations and Warranties. Borrower hereby represents and warrants to Lenders and Agent that each of the representations and warranties set forth in Article 6 of the Loan Agreement is true and correct in each case as if made on and as of the date of this Sixth Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Loan Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

      7. No Further Amendment. Except as expressly modified by this Sixth Amendment, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Agent and Lenders on request for all reasonable expenses, including legal fees, actually incurred by Agent or such Lender in connection with the preparation of this Sixth Amendment, the other Amendment Documents, and the closing of the transactions contemplated hereby and thereby.

      8.    Miscellaneous.

            (a) Entire Agreement. This Sixth Amendment and the other Amendment Documents comprise the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

            (b) Counterparts. This Sixth Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, including by facsimile transmission, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Sixth Amendment.

            (c) Governing Law. This Sixth Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Washington.

            (d)   Oral Agreements Not Enforceable.


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      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO
      FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

                                       BORROWER:

                                       SHURGARD STORAGE CENTERS, INC.


                                       By   /s/  HARRELL BECK
                                           -------------------------------------
                                          Its   Chief Financial Officer
                                               ---------------------------------
                                       Address:  1155 Valley St., Ste. 400
                                                 Seattle, WA   98109-4426
                                                 Attn:  Kristin Stred

                                       Telephone:  (206) 624-8100
                                       Telefax:    (206) 624-1645


                                       LENDERS:

Pro Rata Share of
Total Commitment

From Closing until                     BANK OF AMERICA NATIONAL TRUST
September 30, 2000:                    AND SAVINGS ASSOCIATION
$45,450,000    30.3%
                                       By   /s/  ROBERT PETERS
                                           -------------------------------------
                                          Its   Vice President
                                               ---------------------------------

                                       Address:  Columbia Seafirst Center
                                                 Floor 12
                                                 701 Fifth Avenue
                                                 Seattle, WA  98104
                                                 Attn:  Robert Peters
                                                 Metropolitan Commercial Banking
                                                 Division

                                       Telephone:  (206) 358-3133
                                       Telefax:    (206) 585-1794


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From Closing until                     KEYBANK NATIONAL ASSOCIATION
September 30, 2000:
$37,350,000    24.9%                   By  /s/ RICHARD J. AMENY, JR.
                                           -------------------------------------
                                           Its  Assistant Vice President
                                                --------------------------------


                                       Address:   700 Fifth Avenue
                                                  Seattle, WA 98111
                                                  Attn:  Richard J. Ameny, Jr.

                                       Telephone:   (206) 684-6014
                                       Telefax:     (206) 684-6035

From Closing until                     U.S. BANK NATIONAL ASSOCIATION
September 30, 2000:
$37,350,000    24.9%
                                       By  /s/ MILES SILVERTHORN
                                           -------------------------------------
                                           Its  Vice President
                                                --------------------------------


                                       Address:   1420 Fifth Avenue,
                                                  Floor 11, WWH733
                                                  Seattle, WA  98101
                                                  Attn:  Miles Silverthorn

                                       Telephone:  (206) 344-4278
                                       Telefax:    (206) 344-2332

From Closing until                     LASALLE NATIONAL BANK
September 30, 2000:
$29,850,000    19.9%                   By  /s/ BRIAN GREENBLATT
                                           -------------------------------------
                                           Its  First Vice President
                                                --------------------------------

                                       Address:   135 South LaSalle Street
                                                  Suite 1225
                                                  Chicago, Illinois 60603
                                                  Attn:  Brian Greenblatt

                                       Telephone:   (312) 904-6346
                                       Telefax:     (312) 904-6469


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                                       AGENT:

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION


                                       By  /s/ DORA BROWN
                                           -------------------------------------
                                           Its  Vice President
                                                --------------------------------


                                       Address:   Bank of America National Trust
                                                  and Savings Association d/b/a
                                                  Seafirst Bank
                                                  701 Fifth Ave., Floor 16
                                                  Seattle, WA  98124
                                                  Attn: Dora A. Brown, Seafirst
                                                  Agency Services

                                       Telephone:   (206) 358-0101
                                       Telefax:     (206) 358-0971


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